EXHIBIT 99.1

FOR IMMEDIATE RELEASE
October 13, 2004

FOR MORE INFORMATION CONTACT
Investor Relations Department
512-404-5128

                   FINANCIAL INDUSTRIES CORPORATION ANNOUNCES
                 RESIGNATION OF COO AND SEARCH FOR REPLACEMENT

Austin, Texas, July 9, 2004-Financial Industries Corporation ("FIC") today announced that Charles B. Cooper has notified it of his intention to resign from the position of Chief Operating Officer of the Company, effective December 31, 2004, in order to return to his consulting business. Mr. Cooper was appointed to his current position in February 2004, and served as a consultant to the Company from November 2003 to February 2004.

The Company has commenced a search for a new Chief Operating Officer. Mr. Cooper has requested an earlier departure if a successor is hired prior to the end of the year.

Financial Industries Corporation, through its various subsidiaries, markets and underwrites individual life insurance products. For more information on FIC, go to http://www.ficgroup.com on the Internet.

Contact:
Financial Industries Corp., Austin
Investor Relations Department, 512-404-5128